CUSIP NO. 73172K104	Page 1 0 of 12 Pages

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13G with respect to the Common Stock, par value $0.0005 per share, of Polycom, Inc., dated as of February 3, 2014, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: February 3, 2014	SOROS FUND MANAGEMENT LLC

	By:	/s/ Jodye Anzalotta
Jodye Anzalotta
Assistant General Counsel

Date: February 3, 2014	GEORGE SOROS

	By:	/s/ Jodye Anzalotta
Jodye Anzalotta
Attorney-in-Fact

Date: February 3, 2014	ROBERT SOROS

	By:	/s/ Jodye Anzalotta
Jodye Anzalotta
Attorney-in-Fact